Exhibit 21

Following is a list of the Company's subsidiaries, each of which, unless otherwise indicated, is wholly owned by the Company either directly or through another subsidiary. Second-tier subsidiaries are listed under the name of the parent subsidiary.

•	NGIO LLC (Delaware)
•	GNBTELC, LLC (Delaware)
•	NuGenerex Diagnostics, LLC (Florida)
o	Rapid Medical Diagnostics Corporation (Delaware)
•	GNBT Canada Generex Pharmaceuticals, Inc. (Delaware)
•	NuGenerex Distribution Solutions, LLC
o	Grainland Pharmacy Holdings, LLC (Kansas)
o	Empire State Pharmacy Holdings, LLC (Delaware)
o	Grainland Pharmacy, LLC (Delaware)
o	Empire State Pharmacy, LLC (New York)
o	Medisource Partners, LLC (Delaware)
o	Pantheon Medical-Foot & Ankle , LLC (Delaware)
•	NuGenerex Therapeutics Holdings, LLC (Delaware)
o	NuGenerex Buccal Delivery Holdings, LLC (Delaware)
o	NuGenerex Oralyn, LLC (Delaware)
o	NuGenerex Olaregen, LLC (Delaware)
o	NuGenerex Regentys, LLC (Delaware)
•	NuGenerex Management Services, Inc. (Delaware)
o	NuGenerex Distribution Solutions 2, LLC (Delaware)
▪	NuGenerex Class B Roll-Up LLC (Delaware)
▪	Rappaport Services, LLC (Delaware)
▪	NMSIELC, LLC (Texas)
▪	NuGenerex DME Holdings, LLC (Delaware)
•	DMEiq, LLC (Delaware)